ePlus Reports December 31, 2007 Quarter Results:
Revenues Decreased 11.0% to $198.4 Million;
Net Earnings Decresed 69.8% to $3.8 Million

HERNDON, VA – May 5, 2008– ePlus inc. (OTC: PLUS - news), today announced financial results for its third quarter of fiscal year 2008, which ended December 31, 2007 (“the Quarter”).  Revenues for the Quarter decreased 11.0% to $198.4 million as compared to revenues of $222.9 million during the three months ended December 31, 2006 (“the Prior Year’s Quarter”).  Net earnings for the Quarter decreased 69.8% to $3.8 million from $12.4 million the Prior Year’s Quarter.  As disclosed in the Company’s Form 10-Q for the period ended December 31, 2006, the Prior Year’s Quarter included patent settlement income of $17.5 million and related expenses of $5.8 million.  Excluding the patent settlement income, total revenues decreased 3.4% in the Quarter as compared to the Prior Year’s Quarter.

With the filing on May 2, 2008 of the Company’s Form 10-Q for the quarter ended December 31, 2007, the Company believes it is now current in its quarterly and annual report filing requirements of the Securities Exchange Act of 1934 and the related SEC rules.

Both basic and fully diluted earnings per common share were $0.45 for the Quarter, as compared to $1.51 and $1.47, respectively, for the Prior Year’s Quarter.  Basic and diluted weighted average common shares outstanding for the Quarter are 8,231,741 and 8,422,256, respectively, as compared to 8,231,741 and 8,456,627, respectively, for the Prior Year’s Quarter.

For the nine months ended December 31, 2007 as compared to the nine months ended December 31, 2006, total revenues increased 8.3% to $662.1 million from $611.1 million; net earnings decreased 11.9% to $13.6 million from $15.5 million; and fully diluted earnings per share declined 9.4% to $1.63 from $1.80.

For the Quarter, sales of product and services decreased 8.1% to $168.4 million as compared to $183.3 million generated the Prior Year’s Quarter, and represented 84.9% and 82.2% of total revenue, respectively.  The cost of sales, product and services decreased 7.7% to $148.8 million as compared to $161.3 million the Prior Year’s Quarter.  The gross margin on sales of product and services was 11.6% in the Quarter as compared to 12.0% the Prior Year’s Quarter.

Lease revenues decreased 23.8% to $12.2 million in the Quarter, and sale of leased equipment totaled approximately $13.7 million as compared to $2.6 million the Prior Year’s Quarter.  The net investment in leased assets was $161.1 million as of December 31, 2007, a 25.8% decrease from $217.0 million as of December 31, 2006.  This decrease was due to a reduction in our direct financing lease portfolio resulting from the sale of lease schedules and termination of leases in our operating lease portfolio.  Direct lease costs decreased 20.0% to $4.5 million in the Quarter.

For the Quarter, fee and other income was $4.1 million, an increase of 16.0% over the $3.5 million the Prior Year’s Quarter, due to an increase in agent fees from manufacturers and an increase in revenue from sales of ePlus software in the technology sales business unit.

There was no patent settlement income during the Quarter or nine months ended December 31, 2007.  During the three and nine months ended December 31, 2006, patent settlement income was $17.5 million.

Professional and other fees decreased 65.8% to $2.5 million for the Quarter, due to higher expenses incurred in the Prior Year’s Quarter related to a lawsuit against SAP and expenses related to the Audit Committee’s review of the Company’s historical stock option grants, as previously disclosed in the Company’s Form 10-K for the fiscal year ended March 31, 2007.

Salaries and benefits expenses decreased 4.9% to $17.1 million  during the Quarter, driven by a reduction in the number of employees and lower sales commission expense resulting from a decrease in the revenue.  The Company employed 649 people at December 31, 2007  as compared to 682 people at December 31, 2006.   General and administrative expenses decreased 7.2% to $3.8 million during the Quarter, due to increased efficiency in spending controls and efforts to enhance productivity.

Interest and financing costs decreased 36.0% to $1.8 million during the Quarter, which resulted from decreases in recourse and non-recourse notes payable, the total of which decreased 38.1% to $104.7 million as of December 31, 2007 as compared to December 31, 2006.

The Company’s cash and cash equivalents balance as of December 31, 2007 was $65.6 million, as compared to $39.7 million as of March 31, 2007.

The financial results presented herein are unaudited.  Investors are encouraged to review the Company’s Form 10-Q and to review other SEC filings including the Company’s audited financial statements contained in the fiscal year 2007 Form 10-K.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has approximately 650 associates in 30+ offices serving more than 2,500 customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc.

Note:  Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements."  Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the effects of the delisting of the Company’s common stock from The Nasdaq Global Market and the quotation of the Company’s common stock in the “Pink Sheets,” including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the timing of our ability to list our shares of common stock for trading on The Nasdaq Global Market; the effects of any lawsuits or governmental investigations alleging, among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; the existence of demand for, and acceptance of, our services; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; a decrease in the capital spending budgets of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; and other risks or uncertainties detailed in our SEC filings.

All information set forth in this release and its attachments is as of May 5, 2008.  ePlus inc. undertakes no duty to update this information.  More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the SEC and available at the SEC’s website at http://www.sec.gov/.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)	As of	As of
(in thousands, except for share amounts)	December 31,	March 31,
	2007	2007
ASSETS

Cash and cash equivalents	$65,590	$39,680
Accounts receivable– net	108,457	110,662
Notes receivable	186	237
Inventories	8,717	6,851
Investment in leases and leased equipment - net	161,074	217,170
Property and equipment - net	5,007	5,529
Other assets	15,011	11,876
Goodwill	26,125	26,125
TOTAL ASSETS	$390,167	$418,130

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable - equipment	$6,482	$6,547
Accounts payable - trade	26,980	21,779
Accounts payable - floor plan	51,618	55,470
Salaries and commissions payable	4,491	4,331
Accrued expenses and other liabilities	26,674	25,960
Income taxes payable	3,531	-
Recourse notes payable	-	5,000
Nonrecourse notes payable	104,741	148,136
Deferred tax liability	4,457	4,708
Total Liabilities	228,974	271,931

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized;
none issued or outstanding	-	-

Common stock, $.01 par value; 25,000,000 shares authorized;
11,210,731 issued and 8,231,741 outstanding at March 31, 2007
and 11,210,731 issued and 8,231,741 outstanding at December 31, 2007	$112	$112
Additional paid-in capital	77,471	75,909
Treasury stock, at cost, 2,978,990 and 2,978,990 shares, respectively	(32,884)	(32,884)
Retained earnings	115,878	102,754
Accumulated other comprehensive income -	-	-
Foreign currency translation adjustment	616	308
Total Stockholders' Equity	161,193	146,199
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$390,167	$418,130

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share amounts)
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES

Sales of product and services	$168,394	$183,277	$564,628	$538,923
Sales of leased equipment	13,740	2,557	40,544	4,376
	182,134	185,834	605,172	543,299

Lease revenues	12,194	16,000	43,810	40,853
Fee and other income	4,111	3,544	13,124	9,484
Patent Settlement Income	-	17,500	-	17,500

TOTAL REVENUES	198,439	222,878	662,106	611,136

COSTS AND EXPENSES

Cost of sales, product and services	148,802	161,254	500,202	477,879
Cost of sales, leased equipment	13,308	2,509	38,919	4,284
	162,110	163,763	539,121	482,163

Direct lease costs	4,460	5,574	16,353	16,170
Professional and other fees	2,479	7,245	9,650	13,295
Salaries and benefits	17,069	17,947	53,971	52,912
General and administrative expenses	3,760	4,050	12,135	12,921
Interest and financing costs	1,818	2,839	6,590	7,492

TOTAL COSTS AND EXPENSES	191,696	201,418	637,820	584,953

EARNINGS BEFORE PROVISION FOR INCOME TAXES	6,743	21,460	24,286	26,183

PROVISION FOR INCOME TAXES	2,992	9,056	10,671	10,737

NET EARNINGS	$3,751	$12,404	$13,615	$15,446

NET EARNINGS PER COMMON SHARE - BASIC	$0.45	$1.51	$1.65	$1.88
NET EARNINGS PER COMMON SHARE - DILUTED	$0.45	$1.47	$1.63	$1.80

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	8,231,741	8,231,741	8,231,741	8,222,700
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	8,422,256	8,456,627	8,375,412	8,577,999

Contact:	Kley Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150